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REALTOR® EQUAL HOUSING OPPORTUNITY

AGREEMENT/CONTRACT: TO BUY AND SELL REAL ESTATE (RESIDENTIAL)

PARTIES ARE SOLELY RESPONSIBLE FOR OBTAINING LEGAL ADVICE PRIOR TO SIGNING THIS CONTRACT AND DURING THE TRANSACTION. REAL ESTATE LICENSEES RECOMMEND OBTAINING LEGAL COUNSEL.

1. **PARTIES:** This legally binding Agreement ("Contract") To Buy and Sell Real Estate is entered into by:

Buyer(s), Arrived Holdings, Inc. / Assignees ("Buyer"), and

Seller(s), [redacted] ("Seller").

(A) "Party" - defined as either Buyer or Seller, "Parties" defined as both Buyer and Seller.
(B) "Brokers" are licensed South Carolina brokers-in-charge, their associated real estate licensees, and their subagents.
(C) "Closing Attorney" - is the licensed South Carolina attorney selected by Buyer to coordinate the transaction and Closing. [redacted] ,
(D) "Effective Date" - the final date upon which a Party to the negotiation places the final and required signatures and/or initials and date on this Contract and Delivers Notice to initially cause this primary Contract to be binding on all Parties.
(E) "Good Funds" - is the transfer of the required amount of United States Dollars (USD) within any required timeframe.
(F) "Time" - all time stated shall be South Carolina local time. **Time is of the essence with respect to all provisions of this Contract stipulating time, deadline, or performance periods.**

☐BUYER ☐ SELLER IS A SOUTH CAROLINA REAL ESTATE LICENSEE

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____ (initials) BUYER(s) acknowledges receipt of the SC Disclosure of Brokerage and is receiving ☑ Client ☐ Customer service in this transaction.

____ (initials) SELLER(s) acknowledges receipt of the SC Disclosure of Brokerage and is receiving ☑ Client ☐ Customer service in this transaction.

2. **PURCHASE PRICE:** $ 310,000
Payable by transfer of Good Funds via ☐ Finance or ☐ a combination of Finance and Cash USD or ☑ Cash USD.
Verification of Cash available for Closing is ☐ attached ☑ not attached ☐ to be Delivered before ________ .
This Contract ☐ is ☑ is not contingent upon the sale and closing of Buyer's real property and SCR504 ☐ is ☑ is not attached.

3. **PROPERTY:** Hereby acknowledging sufficient good Contract consideration (e.g. mutual promises herein), Seller will sell and convey and Buyer will buy for the Purchase Price any and all lot or parcel of land, appurtenant interests, improvements, landscape, systems, and fixtures if any thereon and further described below ("Property"). Seller agrees to maintain in operable condition the Property and any personal property conveying in same operable condition, including any landscaping, grounds and any agreed upon repairs or replacements, from the Effective Date through Closing subject to normal operable wear and tear. Buyer acknowledges opportunity to inquire about owners association issues, common area issues, condominium master deed issues, assigned parking/storage areas, memberships, lease issues and financed equipment prior to signing Contract. Leasing issues and items and financed equipment see Adjustments (e.g. tenants, leases, future vacation renters, SC vacation rental act reservations, rents, deposits, documents, solar panels, fuel tanks with fuel, alarm systems, satellite equipment, roll carts).

Address 300 Southern Sugar Avenue Unit # ________
City Moncks Corner State of South Carolina
Zip 29461 County of Berkeley
Lot 141 Block ________ Section/Phase ________ Subdivision Cypress Ridge
Other ________ Tax Map 196-10-01-022
Parties agree that no personal property will transfer as part of this sale, except described below and/or ☐ in attachment(s):

All personal property listed in the MLS

[redacted] UYER [_____] BUYE [redacted] R [[redacted] LER
UYER [_____] BUYE [redacted] R [[redacted] LER
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4. CONVEYANCE/CLOSING/POSSESSION: "Closing" occurs when Seller conveys Property to Buyer and occurs no later than 5 PM on or before 30 calendar days from executed contract ("Closing Date"). Conveyance shall be fee simple made subject to all easements, reservations, rights of way, restrictive covenants of record (provided they do not make the title unmarketable or adversely affect the use/value of the Property in a material way) and to all government statutes, ordinances, rules, permits, and regulations. Seller agrees to convey marketable title with a properly recorded general warranty deed free of encumbrances and liens except as herein stated; and in name(s): TBD

and ownership type determined by Buyer. The deed shall be delivered to the Closing Attorney's designated place on or before the Closing Date no later than 10 AM. Seller agrees to pay all statutory deed recording fees. Parties agree the Brokers shall have access to the closing and relevant documents; and the Brokers shall be given copies of the settlement statement prior to Closing for review. Parties agree to hire/use licensed Attorney(s). Seller shall convey possession of a vacant and reasonably clean Property, free of debris, along with all keys, codes, any remote controls, available documents (e.g. manuals, equipment warranties, service information) and similar ownership items to Buyer at Closing.

5. EARNEST MONEY: Total $ 3,000.00 (USD) Earnest Money is paid as follows: $ 0 accompanies this offer and $ 3,000.00 will be paid by 6 P.M. on 3 business days from ratified date (date) and Earnest Money is in the form of ☐ check ☐ cash ☑ other (e.g. wire) ______ to be a Credit to Buyer at Closing or disbursed only as Parties agree in writing or by court order or by Contract or as required for Closing by Closing Attorney. Buyer and seller authorize Servicelink as Escrow Agent to deposit and hold and disburse earnest money according to the terms of any separate escrow agreement, the law, and any regulations. Broker does not guarantee payment of a check or checks accepted as earnest money. Parties direct escrow agent to communicate reasonable information confirming receipt and status of earnest money upon a Broker request. If Earnest Money is not delivered by the agreed upon date above Seller may terminate the contract by delivering Notice of Termination to the Buyer.

THE PARTIES UNDERSTAND AND AGREE THAT UNDER ALL CIRCUMSTANCES INCLUDING DEFAULT, ESCROW AGENT WILL NOT DISBURSE EARNEST MONEY DEPOSIT TO EITHER PARTY UNTIL BOTH PARTIES HAVE EXECUTED AN AGREEMENT AUTHORIZING THE DISBURSEMENT (e.g. SCR518, SCR517, MEDIATION AGREEMENT) OR UNTIL A COURT OF COMPETENT JURISDICTION HAS DIRECTED A DISBURSEMENT. EARNEST MONEY WILL NOT BE DISBURSED UNTIL DETERMINED TO BE GOOD FUNDS. IF LEGAL ACTIONS OCCUR RELATED TO EARNEST MONEY, PARTY RECEIVING THE LEAST AMOUNT OF EARNEST MONEY IN THE COURT'S DISBURSEMENT ORDER AGREES TO INDEMNIFY ESCROW AGENT'S FEES, COURT COSTS AND ATTORNEY FEES. IF INTERPLEADER IS TO BE UTILIZED, PARTIES AGREE THAT $ 0 SHALL BE PAID TO THE ESCROW AGENT BY THE PARTIES AS COMPENSATION BEFORE ESCROW AGENT INITIATES COURT OF COMPETENT JURISDICTION PROCEEDINGS ON EARNEST MONEY.

6. TRANSACTION COSTS: Buyer's transaction costs include all costs and closing costs resulting from selected financing, pre-paid recurring items, insurance (including but not limited to mortgage insurance, title insurance lender/owner, flood, insurance, and hazard insurance) discount points, interest, non-recurring closing costs, title exam, FHA/VA allowable costs, fees and expenses of Buyer's attorney, contractually required real estate broker compensation, and the cost of any inspector, appraiser, or surveyor. Seller's transaction costs include deed preparation, deed recording costs, deed stamps/tax/recording costs calculated based on the value of the Property, all costs necessary to deliver marketable title and payoffs, satisfactions of mortgages/liens and recording, property taxes prorated at Closing, contractually required real estate broker compensation, and fees and expenses of Seller's attorney.

All costs to obtain information from or pertaining to owners' association, private/public transfer fees, and any costs similar to transfer fees (e.g. certificate of assessment, capital contributions, working capital, estoppel fees or otherwise named but similar fees) are the ☐ Seller's or ☑ Buyer's transaction costs. If no box is checked these costs will be added to Seller's transaction costs.

At Closing, Seller will pay Buyer's transaction costs not to exceed $ n/a , which includes non-allowable costs first and then allowable costs (FHA/VA). Buyer is responsible for any Buyer's transaction costs exceeding this amount. If the amount exceeds the actual amount of those costs or amount allowed by Lender, then any excess funds will revert to Seller. Seller will also provide or pay for all of Seller's transaction costs. If no Closing, Buyer is responsible for Buyer's transaction costs and Seller responsible for Seller's transaction costs.

Unless otherwise agreed upon in writing, Buyer will pay Buyer's transaction costs and Seller pay Seller's transaction costs.

[redacted]R [______] BUY[redacted]ELLER [redacted] ELLER
R [______] BUY ELLER ELLER
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7. FINANCE: Buyer's obligation under this Contract ☐ is ☑ is not contingent upon obtaining financing of a ☐ 30 year or ☐ 15 year or ☐ other ______________ purchase money loan at reasonable prevailing market terms with loan(s) equal in amounts to a maximum n/a__________ % of the Purchase Price or Appraised Value whichever is lower. ("Financing Contingency"). Financing Contingency expires at Closing ("Financing Period"). Buyer must make timely good faith efforts to apply for and obtain financing while refraining from contrary actions ("Financing Effort"). In a timely manner, Buyer shall inform Seller and Brokers of pertinent financing issues and authorize Buyer's Lender to disclose pertinent loan information to Seller and Brokers ("Financing Disclosure"). Buyer shall apply for financing by n/a________________ (date) and shall Deliver Notice to Seller of reasonable pre-final loan approval (e.g. pre-approval letter, initial approval letter) that contains no unreasonable credit, income, or asset conditions by n/a________________ (date) (no repairs required prior to this Notice). Final loan approval occurs when Lender funds loan(s). If the Buyer changes their Lender during the Financing Period they must notify the seller in writing within n/a_____ calendar days. Absent written approval by the Seller, Buyer cannot change lender if the closing date agreed upon in Paragraph 4 will change as a direct result. If a Lender subsequently declines or fails to approve financing, the Buyer shall notify the Seller and Brokers as soon as possible. If the Seller and Brokers are notified of inability to obtain financing during the Financing Period, either Party may terminate this Contract by Notice.

Lender (may change): n/a______________________________________ ☐ FHA ☐ VA ☐ Conventional ☐ Seller ☐ Other ____________________ . An FHA VA Financing Addendum ☐ is ☐ is not attached. Additional financing terms ☐ are ☐ are not attached.

8. REPAIRS:

CHECK ONLY ONE OF THE FOLLOWING OPTIONS. IF NO BOXES ARE CHECKED THIS CONTRACT WILL BE AN AS-IS CONTRACT IN REGARDS TO REPAIRS. IF MULTIPLE BOXES ARE CHECKED THEN THE FIRST PARAGRAPH WITH A CHECKED BOX WILL DETERMINE REPAIRS.

☐ **REPAIR PROCUDURE:**

All Repair Procedure Inspections and Requests shall be completed and delivered to the Seller by 6 P.M. on ______________________ (date). Any and all requests necessary to place the heating systems, air conditioning systems, electrical systems, plumbing systems, water supply systems, water waste systems to be conveyed in operative condition, to make the roof free of leaks, to address environmental concerns and to make the improvements structurally sound (Repair Requests) should be delivered by the deadline above. If the Buyer fails to notify the Seller within this timeframe, Buyer shall have waived any and all rights under terms of this section. If Lender's commitment requires any additional inspections or certifications, these are to be provided by the Buyer. Buyer at Buyer's expense shall have the privilege and responsibility of inspecting the structure, square footage, environmental concerns including but not limited to mold, radon gas, lead based hazards including lead based paints, wetlands study, appurtenant buildings, heating systems, air conditioning systems, electrical systems, plumbing systems, water supply systems, water waste systems, as well as, appurtenant equipment or appliances. Upon Seller's request the Buyer will provide with a copy of the Inspection Report.

No later than 6 P.M. on ______________________________________ (date), Seller shall Deliver Notice agreeing or not agreeing to make repairs in the Buyer's Repair Requests. The costs of all repairs to heating systems, air conditioning systems, electrical systems, plumbing systems, water supply systems, water waste systems making these systems operable, make roof free of leaks, address environmental concerns, and to make the improvements structurally sound to be paid by Seller ("Seller Paid Repairs")**. Seller Paid Requests DO NOT include the following items: home maintenance, flooring, fogged windows, grandfathered code issues, landscaping, preventive maintenance, cosmetic changes, home improvement, and energy efficiency. If the Seller contractually agrees to make all the requested Seller Paid Repairs, the Parties agree to proceed under the amended Contract.** The repairs to any other items are the sole responsibility of the Buyer.

If the Seller does not timely respond per above or does not agree to make all the Seller Paid Repairs, the Buyer shall within **2 Calendar Days** choose any one of the following options (1) accept the Property in its present condition, (2) negotiate a new/amended Contract with the Seller for the payment of these repairs/price or (3) terminate this Contract by Delivered Notice. **IF BUYER FAILS TO ACCEPT, RENEGOTIATE A NEW/AMENDED CONTRACT WITH SELLER, OR TERMINATE CONTRACT BY DELIVERED NOTICE WITHIN 2 CALENDAR DAYS: The Buyer agrees to buy and Seller agrees to sell the Property AS IS. Parties agree "As Is" means Buyer buys the Property for the Purchase Price while Seller maintains the Property from the Effective Date through Closing subject to normal wear otherwise without repair or replacement and sells the Property for the Purchase Price unless otherwise agreed upon in writing by the Parties in this Contract.** The obligations of the Seller for repairs terminate upon Closing.

☐ **DUE DILIGENCE:**

The DUE DILIGENCE PERIOD begins upon the Effective D[redacted]ll expire at 6 P.M. on ______________________ (date). Any extension[redacted]ust be made in writing a[redacted]o by b[redacted]

[redacted]UYER [_____] BUYER[redacted]ELLE[redacted]LLER
UYER [_____] BUYER[redacted]ELLER [_____] SELLER
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During the Due Diligence Period, Buyer may take timely/prudent steps to help Buyer/Inspectors, Seller/Estimators, and REALTORS® all have adequate time for: Buyer to coordinate Inspections and Repair Requests, Seller to obtain Repair estimates, Buyer and Seller to negotiate Repairs, and Buyer to potentially timely/properly Due Diligence terminate or buy.

During the Due Diligence Period, Seller agrees Buyer may rely on the following list of five items in accordance with Contract and laws. Buyer is solely responsible for Inspections. Buyer is not required to Inspect. Until Buyer timely/properly terminates the Contract or the Parties agree on an amended Contract, the Buyer can rely on #1, #2, #3, #4, and #5. TIME IS OF THE ESSENCE. Delivering a Repair Request does not extend the Due Diligence Period.

(1) Conduct/obtain Inspections [e.g. on site conditions, off site conditions]
(2) Deliver Repairs Requests Notice to Seller [e.g. SCR525 with all repair requests, all/portions of reports]
(3) Proceed under amended Contract [e.g. SCR310 and SCR525, SCR390, SCR391]
(4) Proceed under As Is Contract [e.g. Buyer desires to buy anyway, Buyer wants Property without Repair]
(5) Terminate Contract by timely/properly Delivering "Notice of Termination" and "Termination Fee" to Seller within the Due Diligence Period.

TERMINATION: During the Due Diligence Period, Buyer may unilaterally terminate this Contract only by Delivering to the Seller both Notice of Termination and a Termination Fee of $ _______________ USD Good Funds.

DURING THE DUE DILIGENCE PERIOD, SHOULD BUYER FAIL TO OBTAIN A NEW/AMENDED CONTRACT WITH THE SELLER OR BUYER FAIL TO TIMELY/PROPERLY DUE DILIGENCE TERMINATE THE CONTRACT DURING THE DUE DILIGENCE PERIOD: The Buyer agrees to buy and Seller agree to sell the Property AS IS. Parties agree "As Is" means Buyer buys the Property for the Purchase Price while Seller maintains the Property from the Effective Date through Closing subject to normal wear otherwise without repair or replacement and sells the Property for the Purchase Price unless otherwise agreed in writing by the Parties in this Contract

☑ **AS-IS**

All Parties agree that Property is being sold "As-Is". "As Is" means Buyer buys the Property for the Purchase Price while Seller maintains the Property from the Effective Date through Closing subject to normal wear without repair or replacement and sells the Property for the Purchase Price unless otherwise agreed upon in writing by the Parties in this Contract. Buyer retains the right to inspect the Property by 6 P.M. on 7 business days after ratification (date) for informational purposes only. The Seller is under no obligation to remedy any issues the Buyer discovers during their inspections, and the Buyer may not terminate the contract based on the results of any inspections conducted.

9. INSPECTION/REINSPECTION RIGHTS: Buyer and SC licensed and insured inspectors ("Inspectors") reasonably perform any reasonable ultimately non-destructive examination and make reasonable record of the Property with reasonable Notice to Seller through Closing including investigations of off-site conditions and any issues related to the Property at Buyer Expense ("Inspections"). Buyer and persons they choose may make reasonable visual observations of Property.
Sellers will make the Property accessible for Inspection and not unreasonably withhold access, unless otherwise agreed in writing by the Parties. Seller will grant the Buyer the right to perform a final walkthrough inspection of the property within 48 hours prior to the closing date. Seller will keep all utilities operational through Closing unless otherwise agreed:
☐ **Seller grants Buyer permission to connect utilities, pay for utilities, and hire professionals (e.g. electricians, plumbers) to safely connect and operate the utilities during the Inspections**
Other ____ ☐ **see attached.**
Buyer will hold harmless, indemnify, pay damages and attorneys fees to Seller and Brokers for all claims, injuries, and damages arising out of the exercise of these inspection rights. Seller will hold harmless, indemnify, pay damages and attorneys fees to Brokers for all claims, injuries, and damages arising out of the exercise of these inspection rights. Brokers recommend that Parties obtain all inspections as soon as possible. Brokers recommend that Parties and Inspectors use insurance to manage risk.

[redacted] UYER [_____] BUYE[redacted] SELLE [redacted]] SELLER
UYER [_____] BUYE _____ SELLE _____] SELLER
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10. APPRAISED VALUE:

☐ This Contract is contingent upon the Property being valued according to the Lender's appraisal or other appraisal as agreed upon by the Parties ("Appraised Value") for the Purchase Price or higher. If the Parties are made aware that the Appraised Value is less than the Purchase Price and the Seller Delivers Notice to the Buyer within 5 Calendar Days or Closing (whichever earliest) of an amendment to reduce the Purchase Price to the Appraised Value, the Parties agree to proceed to Closing under terms of this Contract with the Purchase Price amended to be the Appraised Value. If Seller is aware and refuses to reduce as stated above, Buyer may proceed to Closing or terminate this Contract by Delivering Notice of Termination to the Seller.

☑ This Contract is **not** contingent upon the Property being valued at an Appraised Value according to the Lender's appraisal or other appraisal as agreed upon by the Parties for the Purchase Price or more.

11. WOOD INFESTATION REPORT: If the Property to be sold has been previously occupied, this Contract is ☐ contingent ☑ not contingent upon the ☐ Buyer ☐ Seller having the Property inspected at their expense by a qualified/licensed/bonded pest control operator selected by the ☐ Buyer ☐ Seller. ☐ Buyer ☐ Seller shall deliver timely Notice of and shall deliver to Closing a CL100 Wood Infestation Report dated no earlier than 30 calendar days prior to Closing and no later than _______ calendar days prior to Closing. If the Buyer is responsible for having the Property inspected as indicated above, but does not have the Property timely inspected for the report's required Delivery time frame, the Buyer waives any and all rights under the terms of this section. The Seller makes no warranties with regard to matters covered by such infestation report or any other improvement unless specifically stated in this Contract.

If the wood infestation report reveals the presence or indication of or damages by termite infestation or other wood destroying organisms, Seller shall remedy such deficiencies and shall furnish the Buyer with a CL100 wood infestation report by a qualified/licensed/bonded pest control operator (dated no earlier than 30 calendar days prior to Closing) that the Property is free from infestation or any damage herein mentioned; or documentation that the infestation has been treated and damage has been repaired as appropriate in a workmanlike manner on or before closing and reported by an appropriate licensee. State law and regulations control CL100 issues. If the Seller does not make the repairs and treatment, the Buyer shall have the option to (1) accept the Property in its present condition, (2) negotiate with the Seller for the payment of these repairs and treatment, or (3) terminate this Contract by Delivering Notice of Termination to the Seller. If the Property to be sold has not been previously occupied, Seller shall certify that the Dwelling has been treated by soil poisoning for the prevention of termites and other wood destroying organisms and shall provide at Closing to the Buyer a written certification from a qualified/licensed/bonded pest control operator. The obligations of the Seller under this Section terminate after the Closing.

12. SURVEY, TITLE EXAMINATION, ELEVATION, INSURANCE: Brokers recommend Buyer have Property surveyed, title examined, elevation/wetlands/beachfront determined, and appropriate insurance (e.g. flood, flood contents, hazard, liability, owner's title) effective at Closing. Unless otherwise agreed upon in writing by Parties, Buyer to obtain new insurance policies by Closing and Seller may cancel existing insurance after Closing. Flood Insurance, if required by Lender or at Buyer's option, shall be assigned to Buyer with permission of carrier and premium prorated to Closing. Buyers are solely responsible to investigate pricing, availability, coverage, and requirements of insurance (e.g. flood, flood contents, hazard, liability) for the property prior to signing Contract.

13. SURVIVAL: If any provision herein contained which by its nature or effect is required to be observed, kept, or performed after Closing, it will survive the Closing and remain binding upon for the parties hereto until fully observed, kept or performed.

14. HOME WARRANTY COMPANY OPTIONAL COVERAGE ("HWC"): Parties agree that a Home Warranty ordered by n/a with at least twelve months of coverage after Closing Date ☐ will ☑ will not be provided by Closing and $ n/a will be paid by n/a to the Home Warranty Company. Buyer to pay any deficit and surplus reverts to payor. Proposed HWC and type of HWC: n/a .
NOTICE: THIS IS TO GIVE YOU NOTICE THAT BROKERS HAVE/WILL/MAY RECEIVE COMPENSATION FROM HWC/OTHERS FOR REFERRAL/PROCESSING. YOU ARE NOT REQUIRED TO PURCHASE A HWC OR SIMILAR RESIDENTIAL SERVICE CONTRACT AND IF YOU CHOOSE TO PURCHASE SUCH COVERAGE YOU ARE FREE TO PURCHASE IT FROM ANOTHER PROVIDER.

15. FIRE OR CASUALTY OR INJURY: In case the Property is damaged wholly or partially by fire or other casualty prior to Closing, Parties will have the right for 5 Calendar Days after Notice of damage to Deliver Notice of Termination to other Party. If Party does not Deliver Notice of Termination, the Parties proceed according to the Contract and Seller is to be responsible to (1) repair all damage, (2) remit to Buyer an amount sufficient for repairs, or (3) assign to Buyer the right to all proceeds of insurance and remit any deductible amount applicable to such casualty. If Buyer or Inspections caused the damage, Buyer is responsible for indemnifying Seller for [redacted] s. Brokers and Parties should ensure that they are protected by appropriate risk management strategies such a [redacted] nce.

[redacted] UYER [_____] BUYER [redacted]] SELLE [redacted]] SELLER
UYER [_____] BUYER] SELLE] SELLER
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16. SC RESIDENTIAL PROPERTY CONDITION DISCLOSURE STATEMENT ("CDS") [check one]:

☑ Buyer and Seller agree that Seller has Delivered prior to this Contract, a CDS to Buyer, as required by SC Code of Laws Section 27-50-10 et seq. If after delivery, Seller discovers a CDS material inaccuracy or the CDS becomes materially inaccurate due to an occurrence or circumstance; the Seller shall promptly correct this inaccuracy (e.g. delivering a corrected CDS to the Buyer/making reasonable repairs prior to Closing). Buyer understands the CDS does not replace Inspections. Buyer understands and agrees the CDS contains only statements made by the Seller. Parties agree the Brokers have met requirements of SC Code 27-50-70 and Brokers are not responsible or liable for any information in the CDS. CDS is not a substitute for the Buyers and Inspectors inspecting the Property (related issues/onsite/offsite) "Property issues" for all needs.

☐ Buyer and Seller agree that Seller will **NOT** complete nor provide a CDS to Buyer in accordance with SC Code of Law, as amended, Section 27-50-30, Paragraph (13). Buyers have sole responsibility to inspect Property Issues for all their needs.

17. LEAD BASED PAINT/LEAD HAZARDS: If Property was built or contains items created prior to 1978, it may contain lead based hazards and Parties agree to sign "Disclosure of Information of Lead Based Paint and/or Lead Hazards" forms (e.g. SCR315) and give copies to Brokers. Parties acknowledge receiving and understanding the EPA pamphlet "Protect Your Family From Lead in Your Home." For their protection, Buyers should conduct/obtain Inspections of all Property issues per their needs.

18. SEX OFFENDER/CRIMINAL INFORMATION: Parties agree that Brokers are not responsible for obtaining or disclosing information in the SC Sex Offender Registry and no course of action may be brought against any Brokers for failure to obtain or disclose sex offender or criminal information. Buyer and Seller agree that they have sole responsibility to obtain their own sex offender, death, psychological stigma, clandestine laboratory, and crime information from sources (e.g. law enforcement, P.I., web). The Buyer may obtain information about the Sex Offender Registry and persons registered with the Registry by contacting the local county Sheriff or other appropriate law enforcement officials.

19. TRUST ACCOUNT INTEREST/CHARITABLE CONTRIBUTION: According to the South Carolina Real Estate Commission regulations and South Carolina laws, any interest earned from deposit to Closing on Buyer's earnest money deposit belongs to Buyer. It is understood that Broker ☑ may ☐ may not place deposited earnest monies into an interest bearing trust account. If Buyer's earnest money deposit is deposited into an interest bearing trust account, Parties agree that Broker will retain all interest earned in said account and may contribute some or all to a charitable enterprise.

20. SC INCOME TAX ON NON-RESIDENT GAIN AND COMPLIANCE AND USA FEDERAL INCOME TAX: Seller and Buyer will comply with the provisions of South Carolina laws [e.g. 12-8-580 (as amended)] regarding state income tax withholding requirements if the Seller is not a resident or has not filed South Carolina state income tax returns. Seller and Buyer will comply with United States of America federal income tax laws. Seller and Buyer should discuss tax laws and minimization actions with their qualified tax advisor. Parties will comply with all local, state, federal laws, and any rules.

21. ENTIRE AND BINDING AGREEMENT (MERGER CLAUSE): Parties agree that this Contract expresses the entire agreement between the parties, that there is no other agreement, oral/otherwise, modifying the terms; and this Contract is binding on Parties and principals, heirs, personal representatives, successors, and assigns. Illegal provisions are severable.

22. ADJUSTMENTS: Buyer and Seller agree to settle or prorate, annually or as appropriate; as of Closing Date: (A) utilities and waste fees issued after Closing which include service for time Property was owned/occupied by Seller (B) real estate taxes and owner association fees/assessments for the calendar year of Closing (C) any rents, deposits, fees associated with leasing (D) insurance, EMS service, fuel/consumables, and assessments. Closing Attorney shall make tax proration based on the available tax information deemed reliable by the Closing Attorney. Should the tax or tax estimate or proration later become inaccurate or change, Buyer and Seller shall make any financial adjustments between themselves once accurate tax information is available and Buyer takes timely reasonable steps to minimize taxes. This section survives Closing. Buyer is solely responsible for timely and reasonably minimizing the Buyer's taxes and obtaining tax minimization procedural information including related legal counsel and financial counsel. Special assessments approved prior to Closing shall be the responsibility of the Seller. Special Assessments approved after Closing shall be the responsibility of the Buyer.

23. DEFAULT:

(A) If Seller defaults in the performance of any of the Seller's obligations under this Contract ("Default"), Buyer may:
- (i) Deliver Notice of Default to Seller and terminate Contract; and
- (ii) Pursue any remedies available to Buyer at law or equity; and
- (iii) Recover attorneys' fees and all other direct costs of litigation if Seller found in default/breach of Contract.

(B) If Buyer defaults in the performance of any of the Buyer's obligations under this Contract ("Default"), Seller may:
- (i) Deliver Notice of Default to Buyer and terminate Contract; and
- (ii) Pursue any remedies available to Seller at law or equity; and
- (iii) Recover attorn [redacted] d all other direct costs o [redacted] if Buyer fo [redacted] ault/breach of Contract.

BUYER [_____] BUYE [redacted] SELLER [redacted] SELLER
BUYER [_____] BUYE SELLER SELLER
HAVE RE [redacted] AGE

(C) If either/both Parties default, Parties agree to sign an escrow deposit disbursement agreement or release agreement.
(D) Parties may agree in writing to allow a Cure Period for a default. If within the Cure Period, either Party cures the Default and Delivers Notice, Parties shall proceed under the Contract.

24. MEDIATION: To potentially avoid expensive/lengthy/uncertain litigation, Parties may voluntarily/cooperatively decide which mediator to hire, how to pay the mediator, where to meet for mediation talks, and their own settlement agreement. Mediators do not decide settlement outcomes (Parties decide). Mediators merely facilitate the Parties reaching their own settlement and documenting settlement. Parties agree to attempt mediation for any dispute, claim, breach, representations made by any Party. Broker/other (e.g. concealment, misrepresentation, negligence, fraud) or service issues related to this Contract by using the National Association of REALTORS® Mediation Dispute Resolution System 803-772-5206 or www.NAR.REALTOR/policy/mediation or www.screaltors.org/mediation). Parties agree that the duty to attempt mediation survives closing and any signed mediation settlement agreement is binding. Parties agree some matters may proceed without mediation (e.g. foreclosure, action to enforce a mortgage or deed of trust or "rent to own" agreement, unlawful detainer action, file/enforce mechanic's lien, probate issues, interpleader action on earnest money). Parties agree some matters are not a waiver of mediation nor a breach of duty to attempt mediation (e.g. filing judicial action enabling recording notice of pending action, order for attachment/receivership/injunction or other provisional remedies).

25. NON-RELIANCE CLAUSE (NOT A MERGER CLAUSE NOR EXTENSION OF A MERGER CLAUSE): Parties execute this Contract freely and voluntarily without reliance upon any statements, representations, inducements, promises, or agreements by Brokers or Parties except as expressly stipulated or set forth in this Contract. If not contained herein, such statements, representations, inducements, promises, or agreements shall be of no force or effect. Parties acknowledge that Brokers are being retained solely as licensed real estate agents and not as any attorney, tax/financial advisor, appraiser, surveyor, engineer, mold or air quality expert, home inspector, or other professional service provider.

26. BROKER DISCLAIMER: Parties acknowledge that Brokers give no warranties or representations of any kind, expressed or implied as to: (1) condition of the Property, including but not limited to termites, radon, mold, asbestos, moisture, environmental issues, water, waste, air quality, HVAC, utilities, plumbing, electrical or structure, etc. (2) condition of the Property, survey or legal matters, square footage (3) off site conditions (4) schools (5) title including but not limited to easements, encroachments, projections, encumbrances, restrictions, covenants, setbacks, and the like (6) fitness for a particular purpose of the Property or the improvements (7) zoning ordinances and restrictions (8) projected income, value, marketability, taxes, insurance, or other possible benefits to Buyer. Parties consent that their Brokers may communicate with them via any means; and use or disclose information not made confidential by written instruction of Parties.

27. BROKERS COMPENSATION: Parties direct Closing Attorney to use settlement funds to collect and disburse Brokers Compensation to Brokers in accordance with agreements and document compensation on the settlement statement. If a Party disputes Brokers Compensation, that Party agrees to retain a South Carolina law firm to escrow only the disputed amount of Brokerage Compensation until the dispute is resolved by a written agreement signed by that Party and the Affected Broker, arbitration award, or court order. Party requesting the escrow shall pay all costs for escrow. If the dispute is not resolved within 180 days of Closing, the escrow shall be disbursed to the Broker. Parties agree that Brokers are third party beneficiaries to this Contract and have standing to seek remedies at law and equity. Parties represent that their only enforceable agency and/or non-agency agreements are with the Brokers disclosed in this Contract. Parties consent to Brokers possibly receiving compensation from the HWC and/or others if compensation is paid in accordance with laws and REALTOR® ethics.

28. ATTACHMENTS, OTHER CONTINGENCIES, TERMS, AND/OR STIPULATIONS: There may be attachments to this Contract. The most recent changes, amendments, attachments, contingencies, stipulations, addendum, additions, exhibits, or writings, agreed to by the Parties; is evidence of the Parties' intent and agreement and shall control any Contract language conflicts. Parties shall initial and date Contract changes. If any documents are attached as addenda, amendments, attachments, or exhibits considered part of this Agreement, such documents can be further identified or described here (e.g. SCR 390, 391, 503, 504, 315, 320, 393, 370, 375, 513, 610): ____________________

29. NOTICE AND DELIVERY: Notice is any unilateral communication (e.g. offers, counteroffers, acceptance, termination, unilateral requests for better terms, and associated addenda/amendments) from one Party to the other. Notice to/from a Broker representing a Party is deemed Notice to/from the Party. All Notice, consents, approvals, counterparts, and similar actions required under Contract must be in paper or electronic writing and will only be effective as of delivery to the Notice address/email/fax written below and awareness of receipt by Broker ("Delivered") unless Parties agree otherwise in writing.

[redacted] BUYER [_____] BUYER [redacted] ELLER [[redacted] ELLER
BUYER [_____] BUYER ELLER [ELLER
HAVE RE GE

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30. Acknowledgements: Due to potential criminal activity, parties are solely responsible to verify all wiring instructions with law firm/bank. Parties are also advised and understand that audio/visual surveillance may occur in the property and parties should plan accordingly and comply with all federal, state, and local laws. Parties acknowledge receiving, reading, reviewing, and understanding: this Contract, the SC Disclosure of Real Estate Brokerage Relationships form, any agency agreements, and copies of these documents. Parties acknowledge having time and opportunity to review all documents and receive legal counsel from their attorneys prior to signing Contract.

31. EXPIRATION OF OFFER: When signed by a Party and intended as an offer or counter offer, this document represents an offer to the other Party that may be rescinded any time prior to or expires at ____________ ☐AM ☐PM on 24 hours from delivery ____________ unless accepted or counter-offered by the other Party in written form Delivered prior to such deadline. **This offer will expire automatically if no action is taken by either party 30 calendar days after the offer's submittal.**

IN WITNESS WHEREOF, this Contract has been duly executed by the Parties as true to the best of their knowledge/belief. If signee is not a Party, appropriate legal documents (e.g. Power of Attorney, Corporate Authorization) are ☐attached or ☑to be Delivered to the other Party within 7____ Calendar Days.

Parties ________________________________ **act and initial all pages.**

BUYER: [redacted] ________ **Date:** ____________ **Time:** ______________

BUYER: ________________________________ **Date:** ____________ **Time:** ______________

BUYER: ________________________________ **Date:** ____________ **Time:** ______________

BUYER: ________________________________ **Date:** ____________ **Time:** ______________

NOTICE ADDRESS/EMAIL/FAX: ____

____

____

SELLER: [redacted] ____________________ **Date:** ____________ **Time:** ______________

SELLER [redacted] ____________________ **Date:** ____________ **Time:** ______________

SELLER: ________________________________ **Date:** ____________ **Time:** ______________

SELLER: ________________________________ **Date:** ____________ **Time:** ______________

NOTICE ADDRESS/EMAIL/FAX: ____

____

____

[redacted] UYER [_____] BUYE [redacted] SELLER [redacted] SELLER
UYER [_____] BUYE _____ SELLER SELLER
HAVE READ THIS PAGE

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[redacted] [redacted] [redacted]
Buyer's Agent/Company | **Buyer's Agent License #/LLR Office Code**

[redacted] [redacted]
Buyer's Agent's Email Address | **Buyer's Agent Telephone Number**

[redacted] [redacted]
Seller's Agent/Company | **Seller's Agent License #/LLR Office Code**

[redacted] [redacted]
Seller's Agent's Email Address | **Seller's Agent Telephone Number**

[redacted] UYER [_____] BUYE [redacted] ELLE [redacted] SELLER
UYER [_____] BUYER [_____] SELLE SELLER
HAVE READ THIS PAGE

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STATE OF SOUTH CAROLINA
RESIDENTIAL PROPERTY CONDITION
DISCLOSURE STATEMENT

The South Carolina Code of Laws (Title 27, Chapter 50, Article 1) requires that an owner of residential real property (single family dwelling unit or a single transaction involving transfer of four dwelling units or less) shall provide to a purchaser this completed and signed disclosure statement prior to forming a real estate contract. This disclosure must be provided in connection with any sale, exchange, installment land sale, and lease with an option to purchase contract. This disclosure statement is not required in connection with transactions listed and exempted by South Carolina Code Section § 27-50-30.

Owners should answer the questions fully, honestly, and appropriately by attaching documents, checking a box for each check box question, and writing in the blanks on this disclosure statement.

If a question is answered "yes" or asks for a description, then owner must explain or describe the issue or attach a descriptive report from an engineer, contractor, pest control operator, expert, or public agency. If owner attaches a report, owner shall not be liable for inaccurate or incomplete information in the report unless owner was grossly negligent in obtaining or transmitting the information. If owner fails to check "yes" or make a disclosure and owner knows there is a problem, owner may be liable for making an intentional or negligent misrepresentation and may owe the purchaser actual damages, court costs, and attorney fees. If a question is answered "no" for any question, the owner is stating that owner has no actual knowledge of any problem.

If a question is answered "no representation" for any question, owner is stating that owner is making no representation regarding the conditions or characteristics of the property, but owner still may have a duty to disclose information that is known or should have been known.

If a question is answered and subsequently new information is obtained or something changes to render the owner's answer incorrect, inaccurate, or misleading (example: roof begins to leak), owner must promptly correct the disclosure. In some situations, the owner may notify the purchaser of the correction. In some situations, the owner may correct or repair the issue.

If owner is assisted in the sale of property by a real estate licensee, owner remains solely responsible for completing and delivering this disclosure statement to the purchaser. The real estate licensee must disclose material adverse facts about the property if actually known by the licensee about the issue, regardless of owner responses on this disclosure. Owner is solely responsible to complete this disclosure as truthfully and fully as possible. Owner and purchasers are solely responsible to consult with their attorneys regarding any disclosure issues. By signing below, owners acknowledge their duties and that failure to disclose known material information about the property may result in owner liability.

Owner must provide the completed disclosure statement to the purchaser prior to the time the owner and purchaser sign a real estate contract unless the real estate contract states otherwise. Owner should provide a signed copy to the purchaser and keep a copy signed by the purchaser.

A real estate contract, not this disclosure, controls what property transfers from owner to purchaser.

Property Address (including unit # or identifier) 300 Southern Sugar Ave, Moncks Corner, 29461-7532

Owner: [redacted] ___ **) acknowledge receipt of a copy of this page which is page 1 of 5.**

REV: 4/2021

Apply this question below and the three answer choices to the numbered issues (1-14) on this disclosure.
As owner, do you have any actual knowledge of any problem(s)* concerning?
*Problem includes present defects, malfunctions, damages, conditions, or characteristics.

I. WATER SUPPLY AND SANITARY SEWAGE DISPOSAL SYSTEM

	Yes	No	No Representation
1. Water supply	[ ]	[X]	[ ]
2. Water quality	[ ]	[X]	[ ]
3. Water pressure	[ ]	[X]	[ ]
4. Sanitary sewage disposal system for any waste water	[ ]	[X]	[ ]

A. Describe water supply [X] County [ ] City [ ] Private [ ] Corporate [ ] Community [ ] Well [ ] Other ________

B. Describe water disposal [ ] Septic [X] Sewer [ ] Private [ ] Corporate [ ] Government [ ] Other ________

C. Describe water pipes [X] PEX [ ] Copper [ ] PVC/CPVC [ ] Polybutylene [ ] Steel [ ] Other/Unknown ________

II. ROOF, CHIMNEYS, FLOORS, FOUNDATION, BASEMENT, AND OTHER STRUCTURAL COMPONENTS AND MODIFICATIONS OF THESE STRUCTURAL COMPONENTS

	Yes	No	No Representation
5. Roof system	[ ]	[X]	[ ]
6. Gutter system	[ ]	[X]	[ ]
7. Foundation, slab, fireplaces, chimneys, wood stoves, floors, basement, windows, driveway, storm windows/screens, doors, ceilings, interior walls, exterior walls, sheds, attached garage, carport, patio, deck, walkways, fencing, or other structural components including modifications	[X]	[ ]	[ ]

A. Approximate year that current roof covering was installed: 2013. Approximate year structure was built: 2013

B. During your ownership, describe any known roof system leaks, repairs and/or modifications with date(s): NONE

III. PLUMBING, ELECTRICAL, HEATING, COOLING, AND OTHER MECHANICAL SYSTEMS

	Yes	No	No Representation
8. Plumbing system (pipes, fixtures, water heater, disposal, softener, plumbing components)	[ ]	[X]	[ ]
9. Electrical system (wiring, panel, fixtures, A/V wiring, outlets, switches, electrical components)	[ ]	[X]	[ ]
10. Appliances (range, stove, ovens, dishwasher, refrigerator, washer, dryer, other appliances)	[ ]	[X]	[ ]
11. Built-in systems and fixtures (fans, irrigation, pool, security, lighting, A/V, other)	[ ]	[X]	[ ]
12. Mechanical systems (pumps, garage door opener, filtration, energy equipment, safety, other)	[ ]	[X]	[ ]
13. Heating system(s) (HVAC components)	[ ]	[X]	[ ]
14. Cooling system(s) (HVAC components)	[ ]	[X]	[ ]

Own[redacted]) acknowledge receipt of a copy of this page which is page 2 of 5.

d[redacted]

A. Describe Cooling System [X] Central [ ] Ductless [X] Heat Pump [ ] Window [ ] Other ____________

B. Describe Heating System [X] Central [ ] Ductless [X] Heat Pump [ ] Furnace [ ] Other ____________

C. Describe HVAC Power [ ] Oil [X] Gas [X] Electric [ ] Solar [ ] Other ____________

D. Describe HVAC system approximate age and any other HVAC system(s): 2013

IV. PRESENT OR PAST INFESTATION OF WOOD DESTROYING INSECTS OR ORGANISMS OR DRY ROT OR FUNGUS, THE DAMAGE FROM WHICH HAS NOT BEEN REPAIRED

A. Describe any known present wood problems caused by termites, insects, wood destroying organisms, dry rot or fungus:
NONE

B. Describe any termite/pest treatment, coverage to property, name of provider, and termite bond (if any):
Champion pest control

C. Describe any known present pest infestations:
NONE

V. THE ZONING LAWS, RESTRICTIVE COVENANTS, BUILDING CODES, AND OTHER LAND USE RESTRICTIONS AFFECTING THE REAL PROPERTY, ANY ENCROACHMENTS OF THE REAL PROPERTY FROM OR TO ADJACENT REAL PROPERTY, AND NOTICE FROM A GOVERNMENTAL AGENCY AFFECTING THIS REAL PROPERTY

Apply this question below and the three answer choices to the numbered issues (15-25) on this disclosure. As owner, do you have any actual knowledge or notice concerning the following:

	Yes	No	No Representation
15. Violations or variances of the following: zoning laws, restrictive covenants, building codes, permits or other land use restrictions affecting the real property	[ ]	[X]	[ ]
16. Designation as a historic building, landmark, site or location within a local historic or other restrictive district, which may limit changes, improvements or demolition of the property	[ ]	[X]	[ ]
17. Easements (access, conservation, utility, other), party walls, shared private driveway, private roads, released mineral rights, or encroachments from or to adjacent real property	[X]	[ ]	[ ]
18. Legal actions, claims, foreclosures, bankruptcies, tenancies, judgments, tax liens, other liens, insurance issues, or governmental actions that could affect title to the property	[ ]	[X]	[ ]
19. Room additions or structural changes to the property during your ownership	[ ]	[X]	[ ]
20. Problems caused by fire, smoke, or water to the property during your ownership	[ ]	[X]	[ ]
21. Drainage, soil stability, atmosphere, or underground problems affecting the property	[ ]	[X]	[ ]
22. Erosion or erosion control affecting the property	[ ]	[X]	[ ]
23. Flood hazards, wetlands, or flood hazard designations affecting the property	[ ]	[X]	[ ]
24. Flood insurance covering the property	[ ]	[X]	[ ]
25. Federal Emergency Management Agency (FEMA) claims filed on the property	[ ]	[X]	[ ]

If yes to number 25, please list the dates of all claims: ____________

A. Describe any green energy, recycling, sustainability or disability features for the property: NONE

B. Describe any Department of Motor Vehicles titled manufactured housing on the property: NONE

Owner: [redacted] **) acknowledge receipt of a copy of this page which is page 3 of 5.**

[redacted]

VI. BURIED, UNBURIED, OR COVERED PRESENCE OF THE FOLLOWING: LEAD BASED PAINT, LEAD HAZARDS, ASBESTOS, RADON GAS, METHANE GAS, STORAGE TANKS, HAZARDOUS MATERIALS, TOXIC MATERIALS, OR ENVIRONMENTAL CONTAMINATION

A. Describe any known property environmental contamination problems from construction, repair, cleaning, furnishing, intrusion, operating, toxic mold, methamphetamine production, lead based paint, lead hazards, asbestos, radon gas, methane gas, formaldehyde, corrosion-causing sheetrock, storage tanks, hazardous materials, toxic materials, environmental contamination, or other: NONE

VII. EXISTENCE OF A RENTAL, RENTAL MANAGEMENT, VACATION RENTAL, OR OTHER LEASE CONTRACT ANTICIPATED TO BE IN PLACE ON THE PROPERTY AT THE TIME OF CLOSING

A. Describe the lease terms and any leasing problems, if any: NONE

B. State the name and contact information for any property management company involved (if any): NONE

C. Describe known outstanding charges owed by tenant for gas, electric, water, sewer, and garbage: NONE

VIII. THE EXISTENCE OF A METER CONSERVATION CHARGE, AS PERMITTED BY SECTION 58-37-50 THAT APPLIES TO ELECTRICITY OR NATURAL GAS SERVICE TO THE PROPERTY

A. Describe any utility company financed or leased property on the real property: None

B. Describe known delinquent charges for real property's gas, electric, water, sewer, and garbage: NONE

IX. WHETHER THE PROPERTY IS SUBJECT TO GOVERNANCE OF A HOMEOWNERS ASSOCIATION WHICH CARRIES CERTAIN RIGHTS AND OBLIGATIONS THAT MAY LIMIT THE USE OF THIS PROPERTY AND INVOLVE FINANCIAL OBLIGATIONS

	Yes*	No	No Representation
*If YES, owner must complete the attached Residential Property Disclosure Statement Addendum.	[X]	[ ]	[ ]

X. PLEASE USE THE SPACE BELOW FOR "YES" ANSWER EXPLANATIONS AND ATTACH ANY ADDITIONAL SHEETS OR RELEVANT DOCUMENTS AS NEEDED 17. Standard utility easements and drainage easements. Original owner purchased and recorded an easement from neighbor to extend yard and install privacy fence.

7. Replaced exterior door to backyard and installed storm door.

Owne[redacted]) acknowledge receipt of a copy of this page which is page 4 of 5.

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This disclosure does not limit the obligation of the purchaser to inspect the property and improvements which are the subject of the real estate contract. Purchaser is solely responsible for conducting their own off site conditions and psychologically affected property inspections prior to entering into a real estate contract. The real estate licensees (acting as listing or selling agents, or other) have no duty to inspect the on site or off site conditions of the property and improvements. Purchasers should review all applicable documents (covenants, conditions, restrictions, bylaws, deeds, and similar documents) prior to entering into any legal agreements including any contract. The South Carolina Code of Laws describes the Residential Property Condition Disclosure Statement requirements and exemptions at § 27-50-10 (and following) which can be read online (www.scstatehouse.gov or other websites).

Current status of property or factors which may affect the closing:

[X] Owner occupied [ ] Short sale [ ] Bankruptcy [ ] Vacant (How long vacant?) ______
[ ] Leased [ ] Foreclosure [ ] Estate [ ] Other: ______

A Residential Property Condition Disclosure Statement Addendum [X] is [ ] is not completed and attached. This addendum should be attached if the property is subject to covenants, conditions, restrictions, bylaws, rules, or is a condominium.

Owner acknowledges having read, completed, and received a copy of this Residential Property Condition Disclosure Statement before signing and that all information is true and correct as of the date signed.

Owner Signature[redacted] Date: 5/26/21 Time: 14:15
Owner Printed Na[redacted]
Owner Signature[redacted] Date: 5/26/21 Time: 14:15
Owner Printed Na[redacted]

Purchaser acknowledges prior to signing this disclosure:

- Receipt of a copy of this disclosure
- Purchaser has examined disclosure
- Purchaser had time and opportunity for legal counsel
- This disclosure is not a warranty by the real estate licensees
- This disclosure is not a substitute for obtaining inspections of on site and off site conditions
- This disclosure is not a warranty by the owner
- Representations are made by the owner and not by the owner's agents or subagents
- Purchasers have sole responsibility for obtaining inspection reports from licensed home inspectors, surveyors, engineers, or other qualified professionals

Purchaser Signatu[redacted] Date: ______ Time: ______
Purchaser Printed Name: ______
Purchaser Signature: ______ Date: ______ Time: ______
Purchaser Printed Name: ______

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STATE OF SOUTH CAROLINA RESIDENTIAL PROPERTY CONDITION DISCLOSURE STATEMENT ADDENDUM

LLR LABOR LICENSING REGULATION

Prior to signing contract, owner shall provide this disclosure addendum to the purchaser if the property is subject to a homeowners association, a property owners association, a condominium owners association, a horizontal property regime, or similar organizations subject to covenants, conditions, restrictions, bylaws or rules **(CCRBR)**. These organizations are referred to herein as an owners association.

Purchasers should review the applicable documents (covenants, conditions, restrictions, bylaws, deeds, condominium master deed, and similar documents), all related association issues, and investigate the owners association prior to entering into any legal agreements including a contract. Owners association charges include any dues, fees, assessments, reserve charges, or any similar charges. Purchasers are solely responsible to determine what items are covered by the owners association charges.

Property Address: 300 Southern Sugar Ave, Moncks Corner, 29461-7532

Describe owners association charges: $ 55.00 Per month (month/year/other)

What is the contact information for the owners association? First service Residential 1(800)870-0010

As owner do you have any actual knowledge of answers to the following questions?
Please check the appropriate box to answer the questions below.

	Yes	No	No Representation
1. Are there owners association charges or common area expenses?	[X]	[ ]	[ ]
2. Are there any owners association or **CCRBR** resale or rental restrictions?	[X]	[ ]	[ ]
3. Has the owners association levied any special assessments or similar charges?	[ ]	[X]	[ ]
4. Do the **CCRBR** or condominium master deed create guest or visitor restrictions?	[ ]	[X]	[ ]
5. Do the **CCRBR** or condominium master deed create animal restrictions?	[X]	[ ]	[ ]
6. Does the property include assigned parking spaces, lockers, garages or carports?	[ ]	[X]	[ ]
7. Are keys, key fobs or access codes required to access common or recreational areas?	[X]	[ ]	[ ]
8. Will any membership other than owner association transfer with the properties?	[ ]	[X]	[ ]
9. Are there any known common area problems?	[ ]	[X]	[ ]
10. Is property or common area structures subject to South Carolina Coastal Zone Management Act?	[ ]	[X]	[ ]
11. Is there a transfer fee levied to transfer the property?*	[X]	[ ]	[ ]

(* Question does not include recording costs related to value or deed stamps.)

Explain any yes answers in the space below and attach any additional sheets or relevant documents as needed: 1. $55/month

2. 12 month [redacted] 7. Key fob 11. Transfer fee $250.00

Owner signature: [redacted] Date: 5/26/21 Time: 14:15

Owner signature: Date: 5/26/21 Time: 14:15

Purchaser signature: Date: ______ Time: ______

Purchaser signature: ______ Date: ______ Time: ______